THIS RESTATED EXTENSION AGREEMENT made as of the 1st day of January, 2005.

BETWEEN:

CAPITAL ALLIANCE GROUP INC., having an office at Suite 1200, 777 West Broadway, Vancouver, BC, V5Z 4J7

(the "**Company**")

AND:

TOBY CHU, of 3780 Kilby Court, Richmond, BC, V6X 3M9

(the "**Executive**")

AND:

CONCORDIA FINANCIAL MANAGEMENT CORP., of 3780 Kilby Court, Richmond, BC, V6X 3M9

("**Concordia**")

WHEREAS the parties wish to enter into an agreement to amend the terms of agreement made between them as of January 1, 2003 (the "**Executive Services Agreement**");

THIS AGREEMENT WITNESSES that in consideration of the mutual covenants hereinafter contained, the parties agree each with the other as follows:

1. Section 1 of the Executive Services Agreement is deleted and replaced with the following:

   "The term of this Agreement shall continue until terminated in accordance with this Agreement. The parties agree that at the request of either of them, the financial terms of the Executive Employment Agreement will be reviewed not more than once every two years from the date of this Agreement."

2. Commencing from the date of this Agreement, all payments required to be made to the Executive under the Executive Services Agreement shall be made to Concordia, and the same shall be in full satisfaction of the Company's payment obligations to the Executive thereunder.

3. Except as modified herein, the Executive Services Agreement shall remain in full force and effect.

4. This Agreement may be signed by the parties in counterparts and delivered electronically or by fax, each of which so signed shall be deemed to be an original, and all of which together shall constitute the same instrument and, notwithstanding the date of execution, shall be deemed to bear the date as set forth above.

IN WITNESS WHEREOF the parties are deemed to have executed this Agreement as of the date first above written, notwithstanding its actual date of execution.

CAPITAL ALLIANCE GROUP INC.
by its authorized signatory:

____

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TOBY CHU

CONCORDIA FINANCIAL MANAGEMENT CORP.
by its authorized signatory:

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